    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 1994
                                                     REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     FORD MOTOR COMPANY                                             FORD HOLDINGS, INC.
                                    (EXACT NAME OF REGISTRANTS AS SPECIFIED IN CHARTER)
                          DELAWARE                                                        DELAWARE
      (STATE OR OTHER JURISDICTION OF INCORPORATION OR                (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                        ORGANIZATION)                                                  ORGANIZATION)
                         38-0549190                                                      38-2890269
            (I.R.S. EMPLOYER IDENTIFICATION NO.)                            (I.R.S. EMPLOYER IDENTIFICATION NO.)
                     THE AMERICAN ROAD,                                              THE AMERICAN ROAD,
                  DEARBORN, MICHIGAN 48121                                        DEARBORN, MICHIGAN 48121
                       (313) 322-3000                                                  (313) 322-3000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
            INCLUDING AREA CODE, OF REGISTRANT'S                            INCLUDING AREA CODE, OF REGISTRANT'S
                PRINCIPAL EXECUTIVE OFFICES)                                    PRINCIPAL EXECUTIVE OFFICES)

                             J. M. RINTAMAKI, ESQ.
                               FORD MOTOR COMPANY
                               THE AMERICAN ROAD
                            DEARBORN, MICHIGAN 48121
                                 (313) 322-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------
     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /

 IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A
  DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST
            REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. /X/
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------
                                                               PROPOSED         PROPOSED
           TITLE OF EACH                                       MAXIMUM          MAXIMUM
              CLASS OF                       AMOUNT            OFFERING        AGGREGATE         AMOUNT OF
             SECURITIES                       TO BE           PRICE PER         OFFERING       REGISTRATION
          TO BE REGISTERED                 REGISTERED          SHARE(A)         PRICE(A)           FEES
- ------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per
  share, of Ford Motor Company......     166,786 shares         $30.75       $5,128,669.50       $1,768.52
- ------------------------------------------------------------------------------------------------------------
Series A Cumulative Preferred Stock,
  par value $1.00 per share, of
  Ford Holdings, Inc................     4.88075 shares      $100,843.75      $492,193.13         $169.72
- ------------------------------------------------------------------------------------------------------------
Depositary Shares...................    19,523 shares(b)          --               --               --
- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------

(a) Based upon the average of the high and the low sale prices of said Common Stock and Depositary Shares as reported in The Wall Street Journal for New York Stock Exchange Composite Transactions on August 17, 1994 solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c).
(b) Each Depositary Share will represent 1/4,000 of a share of Series A Cumulative Preferred Stock and will be evidenced by a Depositary Receipt issued pursuant to a Deposit Agreement.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

     PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS WHICH IS A PART OF THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 33-55474.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED AUGUST 22, 1994

PROSPECTUS
                                    K(LOGO)

                               FORD MOTOR COMPANY
                                      AND

                              FORD HOLDINGS, INC.
                             DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN
                            ------------------------

       The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Ford Motor Company ("Ford") and Ford Holdings, Inc. ("Ford Holdings") provides holders of record of Series B Cumulative Preferred Stock, par value $1.00 per share, of Ford ("Ford Series B Preferred Stock"), and holders of record of Depositary Shares ("Ford Series B Depositary Shares"), each representing ownership of 1/2,000 of a share of Ford Series B Preferred Stock (each a "Stockholder"), with a simple and convenient way to purchase (i) shares of Common Stock, par value $1.00 per share, of Ford ("Ford Common Stock") and/or
(ii) Depositary Shares ("Ford Holdings Series A Depositary Shares"), each representing ownership of 1/4,000 of a share of Series A Cumulative Preferred Stock, par value $1.00 per share, of Ford Holdings ("Ford Holdings Series A Preferred Stock").
    This Prospectus relates to an aggregate 200,000 shares of Ford Common Stock and an aggregate 96,000 Ford Holdings Series A Depositary Shares representing an aggregate 24 shares of Ford Holdings Series A Preferred Stock.
    Under the Plan, a Stockholder may elect to purchase shares of Ford Common Stock and/or Ford Holdings Series A Depositary Shares by (i) reinvesting the cash dividends paid on all or a designated number (which, if a fraction, must be in integral multiples of 1/2,000) of the Stockholder's shares of Ford Series B Preferred Stock or cash dividends distributed with respect to all or a designated whole number of the Stockholder's Ford Series B Depositary Shares, as the case may be, and/or (ii) making cash payments from time to time for purchase on any dividend payment date (as defined below), subject to certain limitations. See "Description of the Plan -- 3. Participation".
    At the direction of Ford or Ford Holdings, as the case may be, shares of Ford Common Stock and Ford Holdings Series A Depositary Shares will be purchased directly from Ford or Ford Holdings, respectively, or in open market transactions. If purchases of Ford Common Stock or Ford Holdings Series A Depositary Shares are made directly from Ford or Ford Holdings, the price per share will be the average of the daily high and low sales prices of such shares traded on the New York Stock Exchange, as reported in The Wall Street Journal for New York Stock Exchange Composite Transactions, for the period of ten trading days immediately prior to the dividend payment date. If purchases of Ford Common Stock or Ford Holdings Series A Depositary Shares are made in open market transactions, the price per share will be the average cost of all such shares so purchased on the relevant dividend payment date, plus any related brokerage fees or commissions. See "Description of the Plan -- 4. Purchases and Purchase Price". It is expected that most shares of Ford Common Stock and Ford Holdings Series A Depositary Shares purchased under the Plan will be purchased directly from Ford and Ford Holdings, respectively.
    Ford Common Stock and Ford Holdings Series A Depositary Shares are listed on the New York Stock Exchange under the symbol F and FHI.PR, respectively. It is suggested that this Prospectus be retained for further reference.
    The proportionate liquidation preference of each Ford Holdings Series A Depositary Share is $25. Dividends on Ford Holdings Series A Preferred Stock will be cumulative from the date of original issue and will be payable quarterly, when, as and if declared by the Board of Directors of Ford Holdings, on the first business day of March, June, September and December of each year (each a "dividend payment date"), in an amount equivalent to $2.00 per annum per Ford Holdings Series A Depositary Share.
    On August 17, 1994, the last reported sale prices of Ford Common Stock and Ford Holdings Series A Depositary Shares as reported in The Wall Street Journal for New York Stock Exchange Composite Transactions were $30 5/8 and $24 7/8, respectively, per share.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
         SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is August   , 1994.

                             AVAILABLE INFORMATION

     Each of Ford and Ford Holdings is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison St., 14th Floor, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports and other information also are available for inspection at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and, with respect to Ford only, at the offices of the Pacific Coast Stock Exchange.
     Ford and Ford Holdings have filed with the Commission Registration Statements on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. The information so omitted may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Ford's Annual Report on Form 10-K for the year ended December 31, 1993 ("Ford's 1993 10-K Report"), Ford's Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 1994 and June 30, 1994, respectively ("Ford's 10-Q Reports"), and Ford's Current Reports on Form 8-K dated February 9, 1994, February 10, 1994, April 14, 1994, April 21, 1994, April 29, 1994, June
27, 1994 and July 27, 1994 are incorporated in this Prospectus by reference. Ford Holdings' Annual Report on Form 10-K for the year ended December 31, 1993 ("Ford Holdings' 1993 10-K Report"), Ford Holdings' Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 1994 and June 30, 1994, respectively ("Ford Holdings' 10-Q Reports"), and Ford Holdings' Current Report on Form 8-K dated August 3, 1994, also are incorporated in this Prospectus by reference. All documents filed by Ford or Ford Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.
     Each of Ford and Ford Holdings undertakes to provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephonic requests should be directed to Ford Motor Company, The American Road, Dearborn, Michigan 48121, Attention: Stockholder Relations Department (telephone number 313-845-8540), or Ford Holdings, Inc., The American Road, Dearborn, Michigan 48121, Attention: Assistant Treasurer (Telephone 313-322-3000), as the case may be.
                           -------------------------

     THIS PROSPECTUS CONTAINS BRIEF SUMMARIES OF CERTAIN MORE DETAILED INFORMATION CONTAINED IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE. SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THE DETAILED INFORMATION CONTAINED IN THE INCORPORATED DOCUMENTS.
                           -------------------------

     The following information, which is being disclosed pursuant to Florida law, is accurate as of the date of this Prospectus: Autolatina-Comercio, Negocios e Participacoes Ltda., a Brazilian company ("Autolatina"), is a joint venture between Ford and Volkswagen AG in which Ford has a 49% ownership interest. Autolatina occasionally sells vehicles to persons located in Cuba. Each such sale is made pursuant to a specific license granted to Ford by the U.S. Department of Treasury. The last such sale, which involved one medical supply vehicle, was made to Cubanacan in April 1991. Current information concerning Autolatina's or its Ford-related affiliates' business dealings with the government of Cuba or with persons located in Cuba may be obtained from the State of Florida Department of Banking and Finance at The Capitol Building, Suite 1401, Tallahassee, Florida 32399-0350 (telephone number 904-488-0545).

                               FORD MOTOR COMPANY

     Ford is the second-largest producer of cars and trucks in the world, and ranks among the largest providers of financial services in the United States.

     Ford's two business segments are Automotive and Financial Services. The activities of the Automotive segment consist of the manufacture, assembly and sale of cars and trucks and related parts and accessories. The Financial Services segment is comprised of the following subsidiaries: Ford Motor Credit Company ("Ford Credit"), Ford Credit Europe plc, First Nationwide Financial Corporation, The Hertz Corporation, Ford Holdings, Associates First Capital Corporation ("The Associates"), The American Road Insurance Company ("American Road") and USL Capital Corporation ("USL Capital"). The activities of these subsidiaries include financing, insurance and savings and loan operations and vehicle and equipment leasing.

     The principal executive office of Ford is located at The American Road, Dearborn, Michigan 48121, and its telephone number is (313) 322-3000.

                              FORD HOLDINGS, INC.

     Ford Holdings was incorporated in Delaware in September 1989 for the principal purpose of acquiring, owning and managing certain assets of Ford. Ford Holdings' primary activities consist of consumer and commercial financing operations, insurance underwriting and equipment leasing through its wholly owned subsidiaries, The Associates, American Road, USL Capital, Ford Motor Land Development Corporation ("Ford Land") and Ford Leasing Development Company ("Ford Leasing"). As a holding company, Ford Holdings has no employees of its own and American Road, Ford Land and Ford Leasing have no employees of their own; their operations are conducted by employees of Ford and Ford Credit, pursuant to management service agreements. See Item 13, "Certain Relationships and Related Transactions" of the Ford Holdings' 1993 10-K Report and Note 16 of the Notes to Financial Statements included in the Ford Holdings' 1993 10-K Report.

     All the outstanding Common Stock of Ford Holdings, representing 75% of the combined voting power of all classes of capital stock of Ford Holdings, is owned by Ford and Ford Credit. The balance of the capital stock, consisting of shares of preferred stock (including outstanding shares of Ford Holdings Series A Preferred Stock), is held by nonaffiliated persons and accounts for the remaining 25% of the total voting power.

     Ford Holdings intends to pay dividends on Ford Holdings Series A Preferred Stock primarily from cash dividends received from its subsidiaries. The ability of the subsidiaries to pay dividends to Ford Holdings is dependent upon the subsidiaries' profitability, regulatory requirements, and other factors, and is subject to restrictive covenants in their debt instruments. Such restrictions include a limitation on the payment of cash dividends by Associates Corporation of North America, the principal subsidiary of The Associates, on its common stock in any year to not more than 50% of consolidated net earnings for such year, subject to certain exceptions, plus increases in contributed capital and extraordinary gains. In addition, insurance regulatory requirements of the State of Michigan restrict payment of dividends by American Road. See Note 14 of the Notes to Financial Statements included in the Ford Holdings' 1993 10-K Report.

     The principal executive office of Ford Holdings is located at The American Road, Dearborn, Michigan 48121, and its telephone number is (313) 322-3000.

                                USE OF PROCEEDS

     Neither Ford nor Ford Holdings knows either the number of shares of Ford Common Stock or Ford Holdings Series A Depositary Shares, as the case may be, that ultimately will be purchased directly from them under the Plan or the prices at which such shares will be sold. Each of Ford and Ford Holdings intends to add any proceeds it receives from sales of Ford Common Stock or Ford Holdings Series A Depositary Shares, as the case may be, to its general funds to be available for general corporate purposes.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The ratio of "earnings" to "combined fixed charges and preferred stock dividends" for each of Ford and Ford Holdings and its respective subsidiaries was as follows for each of the periods indicated:

                                         SIX MONTHS
                                        ENDED JUNE 30                 YEARS ENDED DECEMBER 31
                                       ---------------     ---------------------------------------------
                                       1994      1993      1993      1992      1991      1990      1989
                                       -----     -----     -----     -----     -----     -----     -----
Ford...............................      2.1       1.6       1.4       *          **       1.2       1.7
Ford Holdings......................      1.4       1.4       1.4       1.3       1.3       1.2       1.6

- -------------------------
 * Earnings were inadequate to cover combined fixed charges and preferred stock dividends by $554 million.
** Earnings were inadequate to cover combined fixed charges and preferred stock dividends by $2,690 million.

     For purposes of Ford's ratio, "earnings" include the profit/(loss) before income taxes and cumulative effects of changes in accounting principles of Ford and its majority-owned subsidiaries, whether or not consolidated, its proportionate share of any fifty-percent-owned companies, and any income received from less-than-fifty-percent-owned companies, plus adjusted fixed charges. "Combined fixed charges and preferred stock dividends" consist of interest on borrowed funds, preferred stock dividend requirements of majority-owned subsidiaries, amortization of debt discount, premium, and issuance expense, one-third of all rental expense (the portion deemed representative of the interest factor) and dividends paid on preferred stock. Preferred stock dividend requirements have been increased to an amount representing the pre-tax earnings which would be required to cover such dividends based on Ford's effective income tax rates for the respective periods.

     For purposes of Ford Holdings' ratio, "earnings" include earnings before income taxes and cumulative effects of changes in accounting principles, plus adjusted fixed charges. "Combined fixed charges and preferred stock dividends" consist of interest on borrowed funds, amortization of debt discount, premium, and issuance expense, one-third of all rental expense (the portion deemed representative of the interest factor) and dividends paid on preferred stock. Preferred stock dividend requirements have been increased to an amount representing the pre-tax earnings which would be required to cover such dividends based on Ford Holdings' effective income tax rates for the respective periods.

                            DESCRIPTION OF THE PLAN

1. ADMINISTRATION

     The Plan is administered for the participants by Ford, Ford Holdings and Chemical Bank, as agent for the participants (the "Agent"). The Agent's duties include holding shares of Ford Common Stock, Ford Holdings Series A Preferred Stock and Ford Holdings Series A Depositary Shares acquired under the Plan, keeping records, sending statements of account activity to participants and performing other duties related to the Plan. The Agent's address is:

              Chemical Bank
              Dividend Reinvestment Department
              Ford Motor Company and Ford Holdings, Inc. Dividend Reinvestment and
               Stock Purchase Plan
              J.A.F. Building
              P. O. Box 3069
              New York, New York 10116-3069
              Telephone No. 1-800-279-1237

     Chemical Bank also acts as transfer agent and registrar for Ford Common Stock, Ford Series B Preferred Stock and Ford Holdings Series A Preferred Stock and as depositary and registrar for Ford Holdings Series A Depositary Shares and Ford Series B Depositary Shares. In addition, in connection with offers and sales under the Plan of Ford Holdings Series A Depositary Shares purchased by the Agent directly from Ford Holdings, Chemical Bank or an affiliate of Chemical Bank will act as sales agent for Ford Holdings to the extent required by applicable law in certain jurisdictions.

2. ELIGIBILITY

     In general, any Stockholder is eligible to participate in the Plan. If a person owns shares of Ford Series B Preferred Stock or Ford Series B Depositary Shares which are not registered in his or her name, for example, shares registered in the name of a broker or bank nominee, the person must have the shares transferred to his or her name in order to participate in the Plan or make appropriate arrangements for the broker or nominee to participate in the Plan on his or her behalf. In such an event, the Agent, Ford and Ford Holdings shall treat such broker or nominee as the participant and the person whose shares are held in the name of a broker or nominee shall have no rights as a participant under the Plan. A person who chooses to leave his or her shares registered in the name of a broker or nominee must verify the extent to which such broker or nominee will provide all of the services and features of the Plan. Such person must rely upon his or her broker or nominee for administering his or her dividends and must correspond exclusively with the broker or nominee on all matters regarding the Plan, including optional cash payments, account statements, share withdrawal and termination of participation in the Plan. The Agent will have no record of the participation in the Plan by any person whose shares are held in the name of a broker or nominee.

3. PARTICIPATION

     Under the Plan, a Stockholder may elect to purchase shares of Ford Common Stock and/or Ford Holdings Series A Depositary Shares by (i) reinvesting the cash dividends paid on all or a designated number (which, if a fraction, must be in integral multiples of 1/2,000) of the Stockholder's shares of Ford Series B Preferred Stock or the cash dividends distributed with respect to all or a designated whole number of the Stockholder's Ford Series B Depositary Shares, as the case may be, and/or (ii) making cash payments from time to time for purchase on any dividend payment date for Ford Series B Preferred Stock, subject to the limitations described herein.

     A Stockholder may participate in the Plan at any time by completing and signing an authorization form ("Authorization Form") and returning it to the Agent at the address shown above. An Authorization Form may be obtained by written request to the Agent.

     For reinvested dividends, participation will begin with the next quarterly dividend payment for Ford Series B Preferred Stock, as and when declared, after receipt of the Authorization Form by the Agent, provided the Authorization Form is received prior to the record date for that dividend. A participant may elect to reinvest the cash dividends paid on all or a designated number of the participant's shares of Ford Series B Preferred Stock or Ford Series B Depositary Shares, as the case may be. If a participant wishes only to make optional cash payments, the Authorization Form must be received not less than ten days prior to a dividend payment date for Ford Series B Preferred Stock for investment on that date. If the Agent receives an Authorization Form after such deadlines, participation will begin on the next dividend payment date.

     A participant desiring to make optional cash payments may do so by sending the Agent a check or money order made payable to the Agent, for the amount he or she wishes to invest, which may not be less than $25 or more than $12,000 with respect to each quarterly optional cash purchase. No interest will be paid on cash payments. An acknowledgment will be sent to a participant confirming the receipt of each optional cash payment. Any cash payment received by the Agent less than three business days prior to a dividend payment date will be returned to the participant.

     Participants who wish to change their elections under the Plan must complete, sign and return to the Agent a new Authorization Form. The change will take effect as of the next dividend record date after the new Authorization Form is received by the Agent.

4. PURCHASES AND PURCHASE PRICE

     At the direction of Ford, the Agent may purchase shares of Ford Common Stock either from Ford or in open market transactions and, at the direction of Ford Holdings, the Agent may purchase Ford Holdings Series A Depositary Shares either from Ford Holdings or in open market transactions. If the Agent purchases such shares from Ford or Ford Holdings, the price per share of Ford Common Stock or Ford Holdings Series A Depositary Shares to each participant will be the average of the daily high and low sales prices of Ford Common Stock or Ford Holdings Series A Depositary Shares, as the case may be, traded on the New York Stock Exchange, as reported in The Wall Street Journal for New York Stock Exchange Composite Transactions, for the period of ten trading days immediately prior to the dividend payment date. If the Agent purchases Ford Common Stock or Ford Holdings Series A Depositary Shares in open market transactions, the price per share to each participant will be the average cost of all shares of Ford Common Stock or Ford Holdings Series A Depositary Shares, as the case may be, so purchased on the relevant dividend payment date, plus any related brokerage fees or commissions.

     The number of shares of Ford Common Stock or Ford Holdings Series A Depositary Shares purchased for the account of a participant with respect to a dividend payment date will depend on the amount of a participant's dividend and/or optional cash payment and the applicable purchase price of the shares of Ford Common Stock or Ford Holdings Series A Depositary Shares. Each participant's account will be credited with the number of shares of Ford Common Stock or Ford

Holdings Series A Depositary Shares, as the case may be, including fractions rounded to four decimal places, equal to the amount of his or her reinvested cash dividend paid on Ford Series B Preferred Stock or distributed with respect to Ford Series B Depositary Shares and/or optional cash payment divided by the applicable purchase price per share of Ford Common Stock or Ford Holdings Series A Depositary Shares.

5. CERTIFICATES

     In general, neither certificates representing shares of Ford Common Stock or certificates representing Ford Holdings Series A Depositary Shares ("Depositary Receipts") purchased under the Plan will be issued to participants. Shares of Ford Common Stock or Ford Holdings Series A Depositary Shares, as the case may be, will be credited to each participant's account as purchased. However, certificates for any whole number of shares of Ford Common Stock and Depositary Receipts for any whole number of Ford Holdings Series A Depositary Shares credited to a participant's account under the Plan will be issued, upon the written request of the participant to the Agent, at a cost to the participant of $5.00 per certificate. Any remaining whole and fractional shares of Ford Common Stock and Ford Holdings Series A Depositary Shares will continue to be credited to the participant's account. Neither certificates for fractional shares of Ford Common Stock nor Depositary Receipts for fractional Ford Holdings Series A Depositary Shares will be issued.

6. SAFEKEEPING PROGRAM

     To protect against stock certificates or Depositary Receipts being lost, misplaced or stolen, Plan participants may deposit certificates for shares of Ford Common Stock or Ford Holdings Series A Preferred Stock or Depositary Receipts, as the case may be, with the Agent for credit to their Plan account. Participants who wish to avail themselves of the safekeeping feature of the Plan must mail their stock certificates or Depositary Receipts to Chemical Bank, Dividend Reinvestment Department, Ford Motor Company and Ford Holdings, Inc. Dividend Reinvestment and Stock Purchase Plan, J.A.F. Building, P.O. Box 3069, New York, New York 10116-3069. Certificates or Depositary Receipts must be sent by registered mail, accompanied by a completed Authorization Form specifying that such stock certificates or Depositary Receipts are furnished for safekeeping. There is a charge of $3.00 for the safekeeping feature of the Plan and a check payable to Chemical Bank in such amount must be sent to the Agent with the participant's stock certificates or Depositary Receipts.

7. STATEMENTS AND REPORTS

     A Plan account will be maintained by the Agent for each participant. After each dividend payment date for Ford Series B Preferred Stock, the Agent will send a statement or statements to each participant for whose account purchases were credited under the Plan on such date, indicating the amount of dividends reinvested and optional cash payments invested, the purchase price per share of Ford Common Stock and/or Ford Holdings Series A Depositary Shares (which will include any related brokerage fees or commissions), the number of shares of Ford Common Stock and/or Ford Holdings Series A Depositary Shares purchased, the number of shares of Ford Common Stock, Ford Holdings Series A Preferred Stock and/or Ford Holdings Series A Depositary Shares held in the participant's account and, if shares of Ford Common Stock and/or Ford Holdings Series A Depositary Shares were purchased from Ford or Ford Holdings, as the case may be, the fair market value of such shares purchased under the Plan. (The fair market value is the average of the high and low sales prices per share of Ford Common Stock or Ford Holdings Series A Depositary Shares, as the case may be, on the dividend payment date.) Participants should retain such statements for income tax purposes.

     Participants also will receive copies of all materials sent to holders of Ford Common Stock and Ford Holdings Series A Depositary Shares, including annual reports, meeting notices and proxy statements.

8. VOTING RIGHTS

     The Agent will vote or abstain from voting shares of Ford Common Stock, Ford Holdings Series A Depositary Shares and shares of Ford Holdings Series A Preferred Stock credited to the participant's account under the Plan as of the record date for a meeting or consent of stockholders in the same manner as the participant votes or abstains from voting by proxy or instruction any other shares of Ford Common Stock, Ford Holdings Series A Depositary Shares and shares of Ford Holdings Series A Preferred Stock, respectively, registered in the participant's name, delivered to Ford, in the case of Ford Common Stock, to Ford Holdings, in the case of Ford Holdings Series A Preferred Stock, or to the Depositary, in the case of Ford Holdings Series A Depositary Shares, or as the participant otherwise instructs Ford, Ford Holdings or the Depositary, as applicable, in writing at least one business day before the meeting at which such shares are to be voted. If the participant has no other shares registered in his or her name, the Agent will vote all of the shares credited to the participant's account under the Plan as of the record date as instructed by the participant on a form to be furnished to the participant by the Agent and returned to the Agent at least one business day before the meeting at which they are to be voted. The Agent will refrain from voting shares for which such proxy or such instructions are not received in accordance with this paragraph.

9. CASH DIVIDENDS; STOCK DIVIDENDS AND SPLITS

     Cash dividends paid on shares of Ford Common Stock or shares of Ford Holdings Series A Preferred Stock held in a participant's account under the Plan or cash dividends distributed with respect to Ford Holdings Series A Depositary Shares held in a participant's account under the Plan, will be paid by the Agent to the participant by check mailed to the participant promptly after receipt by the Agent of such cash dividends. Alternatively, a participant may elect to have the cash dividends paid on shares of Ford Common Stock held in such participant's account under the Plan further reinvested in additional shares of Ford Common Stock by participating with respect to such shares in the Ford Dividend Investment Plan offered by Chemical Bank and may elect to have the cash dividends paid on or distributed with respect to shares of Ford Holdings Series A Preferred Stock or Ford Holdings Series A Depositary Shares held in such participant's account under the Plan further reinvested in additional Ford Holdings Series A Depositary Shares by participating with respect to such shares in the Ford Holdings Dividend Reinvestment and Stock Purchase Plan for which Chemical Bank also acts as agent. In order to participate in either or both of these other plans, participants will be required to submit a separate authorization form for each such plan. Such forms are available from Chemical Bank at the address set forth on page 5 hereof.

     Any shares of Ford Common Stock, shares of Ford Holdings Series A Preferred Stock or Ford Holdings Series A Depositary Shares distributed (whether as a dividend in or as a result of a split of such shares or otherwise) with respect to shares of Ford Common Stock, shares of Ford Holdings Series A Preferred Stock or Ford Holdings Series A Depositary Shares held for the participant by the Agent, will be credited to the participant's Plan account and, as to shares of Ford Common Stock, shares of Ford Holdings Series A Preferred Stock or Ford Holdings Series A Depositary Shares registered in the name of the participant, will be mailed directly to the participant in the usual manner.

10. ASSIGNABILITY

     No shares of Ford Common Stock, shares of Ford Holdings Series A Preferred Stock or Ford Holdings Series A Depositary Shares held by the Agent under the Plan may be transferred or pledged unless the participant requests that certificates or Depositary Receipts, as the case may be, for such shares be issued to the participant at a cost to the participant of $5.00 per certificate or Depositary Receipt. Such shares then will no longer participate in the Plan.

11. WITHDRAWAL FROM THE PLAN

     A participant may withdraw from the Plan at any time by sending a written notice of withdrawal to the Agent. If such notice is received by the Agent after the record date for the payment of a dividend on Ford Series B Preferred Stock, the withdrawal will not be effective until after the payment of such dividend. When a participant withdraws from the Plan, or upon termination of the Plan by Ford and Ford Holdings, certificates for any whole shares of Ford Common Stock and Ford Holdings Series A Preferred Stock and Depositary Receipts for any fractional share (which is an integral multiple of 1/4,000) of any Ford Holdings Series A Preferred Stock or whole Ford Holdings Series A Depositary Shares credited to the participant's account under the Plan will be issued to the participant and a cash payment made for any fractional share of Ford Common Stock and Ford Holdings Series A Depositary Shares, unless the participant requests that all whole or fractional shares of Ford Holdings Series A Preferred Stock or whole shares of Ford Common Stock or Ford Holdings Series A Depositary Shares be sold. If a participant directs withdrawal from the Plan, the participant will be charged an issuance fee of $5.00 per certificate or Depositary Receipt.

     If the participant requests that whole or fractional shares of Ford Holdings Series A Preferred Stock or whole shares of Ford Common Stock or Ford Holdings Series A Depositary Shares credited to his or her account be sold by the Agent, the Agent will sell such shares as soon as practicable following receipt of the request and will send the participant a check for the net proceeds, after deducting any brokerage fees or commissions and transfer taxes, and a transaction fee of $15.00 for each sale.

     The Agent may combine full and fractional shares of Ford Common Stock and Ford Holdings Series A Preferred Stock and whole Ford Holdings Series A Depositary Shares sold with those of other terminating participants sold on the same day, in which case the net proceeds to each participant will be based on the average sales prices of all such shares of Ford Common Stock or Ford Holdings Series A Preferred Stock or Ford Holdings Series A Depositary Shares, as the case may be, sold on such day.

     There are no requirements for certification of a participant's request to terminate participation or to authorize the Agent to sell a participant's shares of Ford Common Stock or Ford Holdings Series A Preferred Stock or Ford Holdings Series A Depositary Shares, unless a legal transfer, such as a transfer involving fiduciaries, is involved, in which event certification requirements will vary depending upon governing state law.

     Participants who withdraw from the Plan may re-enroll at any time by sending to the Agent a completed and signed Authorization Form.

12. MODIFICATION OR TERMINATION

     Ford and Ford Holdings may amend, modify, suspend or terminate the Plan, upon mailing notice to each participant, but such action shall have no retroactive effect that would prejudice the interests of the participants. Notice of any such amendment, modification, suspension or termination will be sent to each participant at the participant's last known address.

13. RESPONSIBILITY

     Neither Ford nor Ford Holdings, nor the Agent in administering the Plan, shall be liable for any act performed in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate a participant's account upon such participant's death prior to the Agent's actual receipt of a notice in writing of such death from a person authorized to give such notice, (b) with respect to the prices at which shares of Ford Common Stock or Ford Holdings Series A Depositary Shares are purchased for a participant's account and the times when such purchases are made or (c) with respect to the market value or any fluctuation in the market value after purchase of shares of Ford Common Stock or Ford Holdings Series A Depositary Shares or sale of shares of Ford Common Stock or Ford Holdings Series A Preferred Stock or Ford Holdings Series A Depositary Shares for a participant's account.

14. GOVERNING LAW

     The Plan and its operation shall be governed by and construed in accordance with the laws of the State of New York.

                                    TAXATION

GENERAL

     Owners of Ford Holdings Series A Depositary Shares are treated for federal income tax purposes as if they were owners of Ford Holdings Series A Preferred Stock represented by such Ford Holdings Series A Depositary Shares and, accordingly, must take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of such Ford Holdings Series A Preferred Stock.

INCOME TAX INFORMATION WITH RESPECT TO THE PLAN

     Dividends that are reinvested under the Plan are subject to federal and other income taxes just as if they had been received in cash.

     The tax basis in any shares of Ford Common Stock and Ford Holdings Series A Depositary Shares purchased under the Plan is the price paid for the shares. In the case of shares of Ford Common Stock and Ford Holdings Series A Depositary Shares purchased by the Agent on the open market, the purchase price will include a participant's proportionate part of any related brokerage fees or commissions.

     A participant in the Plan will not realize any taxable income when he or she receives certificates for whole shares of Ford Common Stock or Ford Holdings Series A Preferred Stock or Depositary Receipts for whole Ford Holdings Series A Depositary Shares credited to his or her account, either upon request for such certificates or Depositary Receipts or upon withdrawal from or termination of the Plan. However, a participant will realize gain or loss when whole shares of Ford Common Stock or whole Ford Holdings Series A Depositary Shares acquired under the Plan are sold or exchanged, either by the Agent or by the participant upon or after withdrawal from or termination of the Plan. A participant also will realize gain or loss upon withdrawal from or termination of the Plan when he or she receives a cash payment for a fractional share of Ford Common Stock or Ford Holdings Series A Depositary Shares credited to his or her account.

     The amount of such gain or loss will be the difference between the amount the participant receives upon the sale or exchange of his or her whole or fractional shares of Ford Common Stock and/or Ford Holdings Series A Depositary Shares and his or her basis in such shares. For most participants, gain or loss will be capital gain or loss.

     A participant's holding period for any shares of Ford Common Stock and Ford Holdings Series A Depositary Shares acquired pursuant to the Plan will begin on the day following the acquisition of such shares for such participant's Plan account.

     If a participant is subject to United States income tax withholding, the amount of tax required to be withheld will reduce the amount applied to the purchase of shares of Ford Common Stock and Ford Holdings Series A Depositary Shares under the Plan.

     A participant should retain his or her statements to determine the tax basis of shares of Ford Common Stock and Ford Holdings Series A Depositary Shares acquired under the Plan. For replacement statements from the immediately preceding year, participants will be charged $5.00 per statement. For replacement statements for prior years, participants will be charged $20.00 per statement for each year.

                                 LEGAL OPINIONS

     The legality of Ford Common Stock, Ford Holdings Series A Preferred Stock and Ford Holdings Series A Depositary Shares offered hereby has been passed on for Ford, in the case of Ford Common Stock, and Ford Holdings, in the case of Ford Holdings Series A Preferred Stock and Ford Holdings Series A Depositary Shares, by J. M. Rintamaki, Esq., Secretary of Ford and Ford Holdings and an Assistant General Counsel of Ford. Mr. Rintamaki is a full-time employee of Ford and owns, and holds options to purchase, shares of Ford Common Stock and owns depositary shares, each representing 1/1,000 of a share of Series A Cumulative Convertible Preferred Stock of Ford.

                                    EXPERTS

     The financial statements which are incorporated in this Prospectus by reference to the Ford's 1993 10-K Report and Ford Holdings' 1993 10-K Report have been audited by Coopers & Lybrand, independent certified public accountants, to the extent indicated in their reports therein, and have been so incorporated in reliance on the reports, each of which includes an explanatory paragraph indicating that Ford or Ford Holdings, as the case may be, changed its method of accounting for postretirement benefits other than pensions and income taxes in 1992, of that firm given on their authority as experts in accounting and auditing.

     With respect to the unaudited financial information of Ford and Ford Holdings for the periods ended or at March 31, 1994 and June 30, 1994, incorporated in this Prospectus by reference to the Ford's 10-Q Reports and Ford Holdings' 10-Q Reports, respectively, Coopers & Lybrand have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their reports issued in connection with the interim financial information state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because such reports do not constitute "reports" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of such Act.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Ford or Ford Holdings, the Agent or any other person. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                            ------------------------

                               TABLE OF CONTENTS

                                            Page
                                            ---
Available Information....................     2
Incorporation of Certain Documents by
  Reference..............................     2
Ford Motor Company.......................     3
Ford Holdings, Inc.......................     3
Use of Proceeds..........................     4
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends..............................     4
Description of the Plan..................     5
Taxation.................................    10
Legal Opinions...........................    11
Experts..................................    11

                               FORD MOTOR COMPANY
                                      AND
                              FORD HOLDINGS, INC.

                           DIVIDEND REINVESTMENT AND
                              STOCK PURCHASE PLAN

                                    (LOGO)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

            Securities and Exchange Commission registration fee...   $   1,938.24
            Printing and engraving................................      40,000.00
            Accountants' fees.....................................        --
            Blue Sky fees and expenses............................      20,000.00
            Fee and Expenses of Depositary and Transfer Agent.....        --
            Dividend Reinvestment Agent Fees......................     100,000.00
            Stock Exchange listing fees...........................      50,000.00
            Miscellaneous expenses................................      10,000.00
                                                                     ------------
                   Total..........................................   $ 221,938.24
                                                                     ============

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides as follows:

     145. Indemnification of officers, directors, employees and agents; insurance--

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

          (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Article Ninth, Section 5 of Ford's Restated Certificate of Incorporation includes the following provisions:

                     LIMITATION ON LIABILITY OF DIRECTORS;
                         INDEMNIFICATION AND INSURANCE

     5.1. LIMITATION ON LIABILITY OF DIRECTORS. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

         (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         (iii) under Section 174 of the Delaware General Corporation Law or

         (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after approval by the stockholders of this subsection 5.1 of Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     5.2. EFFECT OF ANY REPEAL OR MODIFICATION OF SUBSECTION 5.1. Any repeal or modification of subsection 5.1 of this Article NINTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     5.3. INDEMNIFICATION AND INSURANCE.

     5.3a. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorney's fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 5.3b of this Article NINTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subsection 5.3a of Article NINTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 5.3a of Article NINTH or otherwise.

     5.3b. RIGHT OF CLAIMANT TO BRING SUIT. If a claim which the corporation is obligated to pay under subsection 5.3a of this Article NINTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     5.3c. MISCELLANEOUS. The provisions of this Section 5.3 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 5.3 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

     5.3d. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 5.3 of Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     5.3e. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     5.3f. INDEMNIFICATION OF AGENTS OF THE CORPORATION. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Section 5.3 of Article NINTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

     Paragraph XXVI (formerly Paragraph XXIV) of Ford's Savings and Stock Investment Plan provides as follows with respect to the members of the Savings and Stock Investment Plan Committee:

          No member of the Committee or alternate for a member or director, officer or employee of any Participating Company shall be liable for any action or failure to act under or in connection with the Plan, except for his own bad faith; provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or employee of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Committee or an alternate for a member or a director, officer or employee of any Participating Company, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Company may have to indemnify him or hold him harmless.

     Pursuant to underwriting agreements filed as exhibits to registration statements relating to underwritten offerings of securities issued or guaranteed by Ford, the underwriters have agreed to indemnify Ford, each officer and director of Ford and each person, if any, who controls Ford within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act.

     Ford is insured for liabilities it may incur pursuant to its Certificate of Incorporation relating to the indemnification of its directors, officers and employees. In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford's Certificate of Incorporation.

     Pursuant to Paragraph X of the Ford Money Market Account Program (the "Program") each member and alternate for a member of the Program Committee and each officer and director of each Participating Company is indemnified against all loss, cost, liability or expense reasonably incurred in connection with or resulting from any claim, action, suit or proceeding in which such person is involved or may be involved by reason of any action or failure to act under the Program.

     Pursuant to Paragraph VIII of the Ford Money Market Account Plan (the "Plan") each member and alternate member of the Plan Committee and each officer, director and employee of registrants is indemnified against all loss, cost, liability or expense reasonably incurred in connection with or resulting from any claim, action, suit or proceeding in which such person is involved or may be involved by reason of any action or failure to act under the Plan.

     Article Seventh of Ford Holdings' Certificate of Incorporation includes the following provisions:

                     LIMITATION ON LIABILITY OF DIRECTORS;
                         INDEMNIFICATION AND INSURANCE

     3.1. LIMITATION ON LIABILITY OF DIRECTORS. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

          (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          (iii) under Section 174 of the Delaware General Corporation Law or

          (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after approval by the stockholders of this subsection 3.1 of Article SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     3.2. EFFECT OF ANY REPEAL OR MODIFICATION OF SUBSECTION 3.1. Any repeal or modification of subsection 3.1 of this Article SEVENTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     3.3. INDEMNIFICATION AND INSURANCE.

     3.3A. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 3.3b of this Article SEVENTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subsection 3.3a of Article SEVENTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 3.3a of Article SEVENTH or otherwise.

     3.3B. RIGHT OF CLAIMANT TO BRING SUIT. If a claim which the corporation is obligated to pay under subsection 3.3a of this Article SEVENTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     3.3C. MISCELLANEOUS. The provisions of this Section 3.3 of Article SEVENTH shall cover claims, actions, suits or proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 3.3 of Article SEVENTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

     3.3D. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 3.3 of Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

     3.3E. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     3.3F. INDEMNIFICATION OF AGENTS OF THE CORPORATION. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Section
3.3 of Article SEVENTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

     Pursuant to sales agency and underwriting agreements relating to offerings of certain of its securities, certain sales agents and underwriters have agreed to indemnify Ford Holdings, each officer and director of Ford Holdings and each person, if any, who controls Ford Holdings within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits

 EXHIBIT
 NUMBER                                             DESCRIPTION
- ---------   -------------------------------------------------------------------------------------------
 4.1        Restated Certificate of Incorporation of Ford
 4.2(a)     By-Laws of Ford as amended through December 9, 1993
 4.3(b)     Certificate of Incorporation of Ford Holdings
 4.4(c)     Certificate of Designations of Ford Holdings' Flexible Rate Auction Preferred Stock
              (Exchange)
 4.4.1(d)   Certificate of Amendment to the Certificate of Designations of Ford Holdings' Flexible Rate
              Auction Preferred Stock (Exchange) filed December 27, 1991
 4.4.2(e)   Certificate of Amendment to the Certificate of Designations of Ford Holdings' Flexible Rate
              Auction Preferred Stock (Exchange) filed June 1, 1992
 4.5(f)     Form of Ford Holdings' Series A Preferred Stock Certificate
 4.6(g)     Certificate of Designations of Ford Holdings' Series A Preferred Stock
 4.7(h)     Certificate of Designations of Ford Holdings' Series B Preferred Stock
 4.8(i)     Form of Certificate of Designations of Ford Holdings' Series C Preferred Stock
 4.9(j)     Certificate of Designations of Ford Holdings' Series D Preferred Stock
 4.10       Form of Depositary Receipt (included in Exhibit 4.11)
 4.11(k)    Deposit Agreement
 5          Opinion of J. M. Rintamaki, Secretary of Ford and Ford Holdings and an Assistant General
              Counsel of Ford, as to the legality of the securities offered hereby
12.1        Computation of Ford's Ratio of Earnings to Combined Fixed Charges and Preferred Stock
              Dividends
12.2        Computation of Ford Holdings' Ratio of Earnings to Combined Fixed Charges and Preferred
              Stock Dividends
15          Letter of Coopers & Lybrand regarding unaudited interim financial information
23.1        Consent of J. M. Rintamaki (included in Exhibit 5)
23.2        Consent of Coopers & Lybrand
24.1        Powers of Attorney -- Ford
24.2        Powers of Attorney -- Ford Holdings
99(l)       Stockholder Authorization Form

- -------------------------

(a) Incorporated herein by reference to Exhibit 3-B to Ford's Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-3950.

(b) Incorporated herein by reference to Exhibit 3-A to Ford Holdings' Annual Report on Form 10-K for the year ended December 31, 1989, File No. 0-18263.

(c) Incorporated herein by reference to Exhibit 4-A-1 of Ford Holdings' Annual Report on Form 10-K for the year ended December 31, 1990, File No. 0-18263.

(d) Incorporated herein by reference to Exhibit 4-A-2 to Ford Holdings' Annual Report on Form 10-K for the year ended December 31, 1991, File No. 0-18263.

(e) Incorporated herein by reference to Exhibit 4-A-4 to Ford Holdings' Annual Report on Form 10-K for the year ended December 31, 1992, File No. 0-18263.

(f) Incorporated herein by reference to Exhibit 4.3 of the Registration Statement on Form S-3 of Ford Holdings, File No. 33-47931.

(g) Incorporated herein by reference to Exhibit 4-A-5 to Ford Holdings' Annual Report on Form 10-K for the year ended December 31, 1992, File No. 0-18263.

(h) Incorporated herein by reference to Exhibit 4-A-6 to Ford Holdings' Annual Report on Form 10-K for the year ended December 31, 1992, File No. 0-18263.

(i) Incorporated herein by reference to Exhibit 2.7 to Ford Holdings' Registration Statement on Form 8-A dated August 24, 1993, File No. 0-18263.

(j) Incorporated herein by reference to Exhibit 4.1 to Ford Holdings' Current Report on Form 8-K dated August 3, 1994, File No. 0-18263.

(k) Incorporated herein by reference to Exhibit 4-C-1 to Ford Holdings' Annual Report on Form 10-K for the year ended December 31, 1992, File No. 0-18263.

(l) Incorporated herein by reference to Exhibit 28 to the Registration Statement on Form S-3 of Ford and Ford Holdings, File No. 33-55474.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs 1 (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of each of the registrants' annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Ford Motor Company, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dearborn, Michigan, on the 22nd day of August, 1994.
                                            FORD MOTOR COMPANY

                                            By:        ALEX TROTMAN*
                                            ------------------------------------
                                                       (Alex Trotman)
                                             Chairman of the Board of Directors

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                SIGNATURE                              TITLE                         DATE
- ------------------------------------------   -------------------------   ----------------------------
                                             Director and Chairman of
                                              the Board of Directors,
                                                President and Chief
                                                 Executive Officer
                                               (principal executive
              ALEX TROTMAN*                          officer)
  ......................................
              (ALEX TROTMAN)

            COLBY H. CHANDLER*                       Director
  ......................................
           (COLBY H. CHANDLER)

           MICHAEL D. DINGMAN*                       Director
  ......................................
           (MICHAEL D. DINGMAN)

                                                  Director, Vice
                                                President--Ford and
                                                President and Chief         August 22, 1994
                                              Operating Officer, Ford
            EDSEL B. FORD II*                  Motor Credit Company
  ......................................
            (EDSEL B. FORD II)

                                             Director and Chairman of
            WILLIAM CLAY FORD*                 the Finance Committee
  ......................................
           (WILLIAM CLAY FORD)

                                                 Director and Vice
                                               President--Commercial
         WILLIAM CLAY FORD, JR.*               Truck Vehicle Center
  ......................................
         (WILLIAM CLAY FORD, JR.)

                                                 Director and Vice
            ALLAN D. GILMOUR*                        Chairman
  ......................................
            (ALLAN D. GILMOUR)


                SIGNATURE                              TITLE                         DATE
- ------------------------------------------   -------------------------   ----------------------------
           ROBERTO C. GOIZUETA*                      Director
  ......................................
          (ROBERTO C. GOIZUETA)

         IRVINE O. HOCKADAY, JR.*                    Director
  ......................................
        (IRVINE O. HOCKADAY, JR.)

                                                     Director
  ......................................
               (DREW LEWIS)

             ELLEN R. MARRAM*                        Director
  ......................................
            (ELLEN R. MARRAM)

            KENNETH H. OLSEN*                        Director
  ......................................
            (KENNETH H. OLSEN)

            CARL E. REICHARDT*                       Director
  ......................................
           (CARL E. REICHARDT)

                                                 Director and Vice
                                                Chairman and Chief
              LOUIS R. ROSS*                     Technical Officer         August 22, 1994
  ......................................
             (LOUIS R. ROSS)

                                              Director and Executive
                                             Vice President and Chief
                                                 Financial Officer
                                               (principal financial
           STANLEY A. SENEKER*                       officer)
  ......................................
           (STANLEY A. SENEKER)

                                                     Director
  ......................................
        (CLIFTON R. WHARTON, JR.)

                                                       Vice
                                               President--Controller
                                               (principal accounting
         MURRAY L. REICHENSTEIN*                     officer)
  ......................................
         (MURRAY L. REICHENSTEIN)


*By:        /s/    LOUIS J. GHILARDI
- ------------------------------------------
  (LOUIS J. GHILARDI, ATTORNEY-IN-FACT)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Ford Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dearborn, Michigan, on the 22nd day of August, 1994.

                                          FORD HOLDINGS, INC.

                                          By:           S. A. SENEKER*
                                         --------------------------------------
                                                      (S. A. Seneker)
                                             Chairman of the Board of Directors

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                  TITLE                        DATE
- -----------------------------------------------------   ------------------------       -------------------
                                                        Chairman of the Board of
                                                          Directors and Chief
                                                         Executive Officer and
                                                          Director (principal
                   S. A. SENEKER*                          executive officer)
    .............................................
                   (S. A. SENEKER)

                                                           Vice President and
                    W. F. BLOOD*                                Director
    .............................................
                    (W. F. BLOOD)

                                                            Vice President--
                                                         Treasurer and Director
                                                          (principal financial
                  M. S. MACDONALD*                              officer)
    .............................................
                  (M. S. MACDONALD)

                                                            Vice President--
                                                        Controller and Director
                                                         (principal accounting
                    T. F. MARRS*                                officer)                  August 22, 1994
    .............................................
                    (T. F. MARRS)

                                                           Vice President and
                   D. N. MCCAMMON*                              Director
    .............................................
                  (D. N. MCCAMMON)

                  D. E. RICHARDSON*                             Director
    .............................................
                 (D. E. RICHARDSON)

                H. JAMES TOFFEY, JR.*                           Director
    .............................................
               (H. JAMES TOFFEY, JR.)

                                                          President and Chief
                                                         Operating Officer and
                     K. WHIPPLE*                                Director
    .............................................
                    (K. WHIPPLE)

              *By:   /s/ L. J. GHILARDI
    .............................................
                   (L. J. GHILARDI,
                   ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                             DESCRIPTION
- ---------   -------------------------------------------------------------------------------------------
 4.1        Restated Certificate of Incorporation of Ford
 4.2(a)     By-Laws of Ford as amended through December 9, 1993
 4.3(b)     Certificate of Incorporation of Ford Holdings
 4.4(c)     Certificate of Designations of Ford Holdings' Flexible Rate Auction Preferred Stock
              (Exchange)
 4.4.1(d)   Certificate of Amendment to the Certificate of Designations of Ford Holdings' Flexible Rate
              Auction Preferred Stock (Exchange) filed December 27, 1991
 4.4.2(e)   Certificate of Amendment to the Certificate of Designations of Ford Holdings' Flexible Rate
              Auction Preferred Stock (Exchange) filed June 1, 1992
 4.5(f)     Form of Ford Holdings' Series A Preferred Stock Certificate
 4.6(g)     Certificate of Designations of Ford Holdings' Series A Preferred Stock
 4.7(h)     Certificate of Designations of Ford Holdings' Series B Preferred Stock
 4.8(i)     Form of Certificate of Designations of Ford Holdings' Series C Preferred Stock
 4.9(j)     Certificate of Designations of Ford Holdings' Series D Preferred Stock
 4.10       Form of Depositary Receipt (included in Exhibit 4.11)
 4.11(k)    Deposit Agreement
 5          Opinion of J. M. Rintamaki, Secretary of Ford and Ford Holdings and an Assistant General
              Counsel of Ford, as to the legality of the securities offered hereby
12.1        Computation of Ford's Ratio of Earnings to Combined Fixed Charges and Preferred Stock
              Dividends
12.2        Computation of Ford Holdings' Ratio of Earnings to Combined Fixed Charges and Preferred
              Stock Dividends
15          Letter of Coopers & Lybrand regarding unaudited interim financial information
23.1        Consent of J. M. Rintamaki (included in Exhibit 5)
23.2        Consent of Coopers & Lybrand
24.1        Powers of Attorney -- Ford
24.2        Powers of Attorney -- Ford Holdings
99(l)       Stockholder Authorization Form

- -------------------------
(a) Incorporated herein by reference to Exhibit 3-B to Ford's Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-3950.

(b) Incorporated herein by reference to Exhibit 3-A to Ford Holdings' Annual Report on Form 10-K for the year ended December 31, 1989, File No. 0-18263.

(c) Incorporated herein by reference to Exhibit 4-A-1 of Ford Holdings' Annual Report on Form 10-K for the year ended December 31, 1990, File No. 0-18263.

(d) Incorporated herein by reference to Exhibit 4-A-2 to Ford Holdings' Annual Report on Form 10-K for the year ended December 31, 1991, File No. 0-18263.

(e) Incorporated herein by reference to Exhibit 4-A-4 to Ford Holdings' Annual Report on Form 10-K for the year ended December 31, 1992, File No. 0-18263.

(f) Incorporated herein by reference to Exhibit 4.3 of the Registration Statement on Form S-3 of Ford Holdings, File No. 33-47931.

(g) Incorporated herein by reference to Exhibit 4-A-5 to Ford Holdings' Annual Report on Form 10-K for the year ended December 31, 1992, File No. 0-18263.

(h) Incorporated herein by reference to Exhibit 4-A-6 to Ford Holdings' Annual Report on Form 10-K for the year ended December 31, 1992, File No. 0-18263.

(i) Incorporated herein by reference to Exhibit 2.7 to Ford Holdings' Registration Statement on Form 8-A dated August 24, 1993, File No. 0-18263.

(j) Incorporated herein by reference to Exhibit 4.1 to Ford Holdings' Current Report on Form 8-K dated August 3, 1994, File No. 0-18263.

(k) Incorporated herein by reference to Exhibit 4-C-1 to Ford Holdings' Annual Report on Form 10-K for the year ended December 31, 1992, File No. 0-18263.

(l) Incorporated herein by reference to Exhibit 28 to the Registration Statement on Form S-3 of Ford and Ford Holdings, File No. 33-55474.